Exhibit 10.4

AN AGREEMENT made on -4 DEC 2024

BETWEEN

(1)	the party detailed as the Landlord in Part 1 of the First Schedule attached hereto (hereinafter called “the Landlord” which expression shall where the context admits include its successors in title and assigns) of the one part and

(2)	the party detailed as the Tenant in Part 2 of the First Schedule attached hereto (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS AGREED as follows: -

A. Premises Term and Rent

The Landlord shall let and the Tenant shall take ALL THAT premises which is more particularly described and set out in Part 5 of the First Schedule attached hereto (hereinafter called “the Premises”) forming part of the building which is more particularly described and set out in Part 4 of the First Schedule attached hereto (hereinafter called “the Building”) erected on the piece or parcel of land which is more particularly described and set out in Part 3 of the First Schedule attached hereto (hereinafter called “the Lot”) Together with the furniture and chattels more particularly described and set out in Part 6 of the First Schedule attached hereto (hereinafter called “the Furniture and Chattels”) Together with the use in common with the Landlord and all others having the like right of the entrances, staircases, landings, passages, lavatories and other common areas and common facilities in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises And Together Also with the use in common as aforesaid of the lifts services whenever the same shall be operating EXCEPT in so far as the Landlord and/or the management of the Building may from time to time restrict such use and reserving unto the Landlord the right of passage and running of water, electricity, gas and soil through the sewers drains and channels in or under the Premises for the term set out in Part 7 of the First Schedule attached hereto (hereinafter called “the Term”) YIELDING AND PAYING therefor throughout the Term such rent, rates, government rent, management charges, air-conditioning charges, utility charges and other outgoings from time to time payable in accordance with the provisions set out below which sums shall be payable in advance without any deduction or set off (whether legal or equitable) and the first of such payments to be made on or before the signing of this Agreement.

B. Management of Premises

The management, operation, servicing, maintenance, repair and insurance of the common areas and facilities of the Lot, the Building and the Premises shall be undertaken by the management / the management company of the Building (hereinafter called “the Manager”) in accordance with the provisions of the Deed of Mutual Covenant (including any management agreement) in respect of the Building (hereinafter called “DMC”).

Commercial Condo TA 2012-08-17 standard

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

C. Rent and other outgoings

The Tenant to the intent that the obligations hereunder shall continue throughout the Term hereby agrees with the Landlord as follows: -

1) Rent

To pay to the Landlord the rent as set out in Part 8 of the First Schedule (exclusive of rates, government rent, management charges and air-conditioning charges, utility charges and all other outgoings) in advance without any deduction or set off (whether legal or equitable) on the first day of each and every calendar month and in manner provided below for payment thereof and in banknotes if so demanded. The Tenant shall pay the said rent by way of autopay from the bank account held by the Tenant with a licensed bank in the Hong Kong Special Administrative Region and designated by the Landlord. The Tenant shall give a duly completed and signed authorization form(s) in respect of the autopay in favour of the Landlord accordingly upon signing hereof. The Tenant shall indemnify the Landlord against all debts, claims or liabilities arising including but not limited to any penalties or charges levied by the banks due to the default, negligence, act or omission on part of the Tenant in compliance with this provision.

2) [Intentionally Deleted.]

3) Management charges and air-conditioning charges

To pay to the Landlord or the Manager (as directed by the Landlord) the management charges and air-conditioning charges as set out in Part 10 of the First Schedule in advance without any deduction or set off (whether legal or equitable) on the first day of each and every calendar month in banknotes if so demanded. The management charges and air-conditioning charges shall be subject to review by the Landlord and/or the Manager from time to time

4) Outgoings

To pay and discharge punctually all rates, government rent, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government or other lawful authority upon the Premises or upon the Landlord or the Tenant or upon occupier(s) of the Premises thereof (Property Tax only excepted). Without prejudice to the generality of this clause the Tenant shall pay all rates and government rent imposed on the Premises in the first place to the Landlord who shall settle the same with the Government. The Tenant shall pay and discharge all rates, government rent, taxes, assessments, duties, charges, impositions and outgoings by way of autopay from the bank account held by the Tenant with a licensed bank in the Hong Kong Special Administrative Region and designated by the Landlord. The Tenant shall give a duly completed and signed authorisation form(s) in respect of the autopay in favour of the Landlord accordingly upon signing hereof. The Tenant shall indemnify the Landlord against all debts, claims or liabilities arising including but not limited to any penalties or charges levied by the government and the banks due to the default, negligence, act or omission on part of the Tenant in compliance with this provision.

5) Electricity and other utilities

To pay and discharge punctually all charges for gas, water, electricity, telephone and other outgoings of whatsoever nature in respect of the Premises, including but not limited to charges related to or arising from the use of the air-conditioning units installed in the Premises (if any) which are operated from the Tenant’s own metered electricity supply, and to make all necessary deposits for the supplies thereof. The Tenant shall indemnify the Landlord against all debts, claims or liabilities arising including but not limited to any penalties or charges levied by the Water Supplies Department and/or utilities companies due to the default, negligence, act or omission on part of the Tenant in compliance with this provision.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

6) Increase of rates, government rent, management charges and air-conditioning charges and outgoings

If at any time during the continuance of this Agreement the rates, government rent, management charges and air-conditioning charges and/or other outgoings imposed in respect of the Premises shall be increased, to pay every such increase.

7) Administrative costs and stamp duty etc.

To pay to the Landlord the amount as set out in Part 11 of the First Schedule on or before the commencement of the Term or on signing of this Agreement, whichever is earlier, representing the Tenant’s agreed contribution towards the Landlord’s costs for preparing and engrossing this Agreement and its counterpart and all the stamp duty and Land Registry registration fee (if any)on this Agreement and its counterpart shall be borne by the parties hereto in equal shares.

8) Management expenses

To pay all expenses to be allocated by the Manager. All management expenses being the sums expended for the management and normal maintenance of the Building and its equipments shall be apportioned to the Premises from time to time by the Manager, shall be paid by the Tenant immediately upon demand by the Landlord or the Manager.

D. Deposit

1)	The Tenant shall on the signing hereof deposit with the Landlord a sum equivalent to the multiple of monthly rent plus monthly management charges and air-conditioning charges plus provisional rates and government rent (if any) as more particularly described and set out in Part 12 of the First Schedule attached hereto (hereinafter called “the Security Deposit”), to secure the due observance and performance by the Tenant off the agreements, stipulations, obligations and conditions herein contained and on the Tenant’s part to be observed and performed. The Security Deposit payable by the Tenant at the commencement of the Term shall be the sum as set out in Part 13 of the First Schedule. The Security Deposit shall be retained by the Landlord throughout the Term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations, obligations or conditions herein contained, the Landlord shall be entitled to terminate this Agreement and to forfeit the Security Deposit absolutely. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Agreement (without prejudice to any other right or remedy hereunder) but to deduct from the Security Deposit the amount of any rent, rates, government rent, management charges and air-conditioning charges and/or other charges payable hereunder (including but not limited to any interest incurred for late payment of rent) and any costs expenses loss or damage sustained by the Landlord and the amount of any monetary loss incurred by the Landlord as a result of and/or in connection with any breach, non-observance or non-performance by the Tenant of any agreements stipulations obligations or conditions contained herein. In the event of any deduction being made by the Landlord from the Security Deposit the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and on failure by the Tenant so to do the Landlord shall be entitled to re-enter on the Premises and to determine this Agreement.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

2)	If at any time during the currency of this Agreement the aggregate of the multiple as set out in Part 12 of the First Schedule of the monthly rent, the monthly management charges and air-conditioning charges and provisional rates and government rent then payable shall exceed the amount already paid by the Tenant on account of the Security Deposit, the Tenant shall forthwith pay to the Landlord such further sums as will be necessary to maintain the Security Deposit at the multiple of monthly rent plus monthly management charges and air-conditioning charges plus provisional rates and government rent as set out in Part 12 of the First Schedule attached hereto.

3)	In the event of sale of the Premises during the currency of this tenancy, the Landlord may transfer the Security Deposit upon the sale of the Premises to the purchaser in which event such purchaser alone shall be responsible for the refund of the Security Deposit to the Tenant and the Tenant shall have no claim against the Landlord for the refund of the Security Deposit on the expiration or sooner determination of this Agreement.

4)	In no event shall the Tenant be entitled to treat the Security Deposit as payment of rent.

5)	Subject as aforesaid, the Security Deposit shall be refunded to the Tenant by the Landlord without interest within sixty (60) days after the latest occurrence of the following:

a)	the expiration or sooner determination of this Agreement;

b)	the delivery of vacant possession of the Premises to the Landlord;

c)	the settlement of the last outstanding dispute between the parties hereto, and for the avoidance of doubt, the failure of the Tenant to deliver to the Landlord a written confirmation of the amount proposed by the Landlord as the portion of the Security Deposit to be refunded to the Tenant shall be considered a dispute between the parties hereto; or

d)	the settlement of the last outstanding claim made by the Landlord against the Tenant (i) for any arrears of rent, government rent, management charges and air- conditioning charges, rates and other charges payable hereunder including but not limited to any interest incurred for late payment of rent in accordance with Clause G(2) and (ii) in respect of any costs expenses loss or damages sustained by the Landlord and the amount of any monetary loss incurred by the Landlord as a result of and/or in connection with any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed.

E. Tenant’s Obligations

The Tenant to the intent that the obligations hereunder shall continue throughout the Term hereby further agrees with the Landlord as follows:-

1)	Application for electricity and water meters

To make its own arrangements to apply for electricity and water meters at the Tenant’s own costs if no electricity meter and/or no water meter is installed in the Premises.

2)	Maintain electricity and water supply accounts

To keep and maintain at the Tenant’s sole cost and expense electricity and water supply account with the relevant power and supply companies for the supply of electricity and water to the Premises throughout the Term. In the event of the Tenant applying for disconnection of any of such supply or termination of any of such accounts at the expiration or sooner termination of this Agreement, the Tenant shall give to the Landlord sufficient prior notice in writing to enable the Landlord to make arrangement for the transfer of the said account(s). In the event that the supply of electricity and/or water to the Premises is disconnected without the said prior notice to the Landlord, the Tenant shall bear all costs and expenses whatsoever incurred by the Landlord of and incidental to the re-connection of such supply to the Premises and all such costs and expenses shall either be deducted by the Landlord (and the Tenant hereby expressly authorises the Landlord to do so) from the Security Deposit paid by the Tenant hereunder or be recoverable from the Tenant by the Landlord as a debt.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

3) The Inventory

During the handover of the Premises by the Landlord to the Tenant, to take a record of the conditions of the Premises and the Furniture and Chattels (the “Inventory”) with the Landlord in such manner as may be required by the Landlord. At the expiration or sooner determination of the Term, the Tenant shall yield up and deliver to the Landlord the Premises together with the Furniture and Chattels in the same condition as set out in the Inventory (fair wear and tear excepted). Should there be any damage or loss to the Premises or the Furniture and Chattels, the Landlord shall be entitled to claim damages from the Tenant and deduct such damages from the Security Deposit to be refunded to the Tenant under Clause D(5) of this Agreement.

4) Furniture and Chattels

a)	Not to remove permit or cause to be removed any item of the Furniture and Chattels from the Premises unless the Landlord’s written consent to such removal has been obtained and save for the purposes of repair or replacement.

b)	To allow the Landlord to enter into the Premises upon prior notice to view the condition of the Furniture and Chattels and the right to repair the same at the costs and expenses of the Tenant of which written notice has been given to the Tenant and which the Tenant has failed to repair within 7 days from the date of such notice or such shorter period as shall be deemed by the Landlord to be appropriate in case of emergency.

c)	To maintain and keep the Furniture and Chattels in good clean and substantial repair and condition (fair wear and tear excepted).

d)	At the expiration or sooner determination of this Agreement, deliver up to the Landlord the Furniture and Chattels and replace, with the Landlord’s written consent, with articles of similar value any items of the Furniture and Chattels which are removed missing lost or so destroyed or damaged as to be incapable of repair owing to the default or neglect of the Tenant.

e)	To effect and maintain during the currency of this Agreement insurance coverage against fire and extraneous perils in respect of the Furniture and Chattels for their full replacement value with an insurance company and in terms acceptable to the Landlord.

5) Interior of the premises

To take the Premises in an “as is” condition, whereas the Tenant hereby further declares that the Tenant has inspected the Premises prior to the signing of this Agreement and understands that the Tenant shall take the Premises in an “as-is “condition and will not raise any objection thereto; AND to keep all the interior of the Premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures therein including all doors, windows, electrical installations and wiring in good, clean, tenantable repair and condition and properly preserved painted and lime-washed and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of this Agreement in a condition satisfactory to the Landlord. In particular, but without in any way limiting the foregoing, the Tenant agrees:-

a)	To repair or replace all broken and damaged windows, in strict compliance with the material specification, quality specification and work specification given by the Landlord, at the Tenant’s own costs and expenses whether the same be broken or damaged by the act, default or negligence of the Tenant or by circumstances beyond the control of the Tenant;

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

b)	To use the Landlord’s authorised contractor to repair or replace, if so required by the appropriate supply company, statutory undertaking or authority as the case may be under the terms of any Electricity Supply or similar Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all electrical wiring installations and fittings within the Premises from the Tenant’s meter or meters to and within the same and the Tenant shall permit the Landlord and its authorised representatives to inspect and test the same at any time upon request(s) being made;

c)	To use the Landlord’s authorised contractor to repair or replace at the Tenant’s own costs and expenses any air conditioning fan-coil unit or other part(s) of the air-conditioning apparatus or installation within the Premises which is damaged or rendered defective unless the Tenant can prove that the defect or damaged condition hereinbefore referred to was due to the act, default or negligence of the Landlord, its contractors, servants or agents or normal fair wear and tear;

d)	To keep the sanitary and water apparatus used exclusively by the Tenant and his employees, servants, agents and licensees in good, clean and tenantable repair and condition to the satisfaction of the Landlord, and if necessary, to repair or replace the same at the Tenant’s own costs and expenses;

e)	To clear up all debris and rubbish within the surrounding of the Premises in accordance with the Regulations or by-laws of all Public Health and other Government Authorities concerned;

f )	To be wholly responsible for any loss, damage or injury caused to any other person whomsoever directly or indirectly through the defective or damaged condition of any part(s)of the interior and exterior of the Premises and/or the fixtures, fittings or wiring therein and/or by the negligence or breach of duty of the Tenant or any of its employees, servants, agents or licensees and to make good the same by payment or otherwise and to indemnify the Landlord from and against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto; and

g)	To give notice to the Landlord or its agent of any damage that may be caused to and/or of any accident to or defects in the Premises or the water pipes, gas pipes, electrical wiring, fire-fighting, water-sprinkler system, air-conditioning system or fittings, fixtures or other facilities installed or provided by the Landlord in the Premises within 24 hours of the event.

6) Installation through windows and walls

Not to install any air-conditioning unit(s) or any other fixture(s) through the window(s) or wall(s)of the Premises.

7) Entry on premises

To permit the Landlord and all persons authorised by it at all reasonable times to enter and view the state of repair of the Premises and the Furniture and Chattels, to take inventories of the fixtures and fittings therein, to carry out any works or repairs and, during the last three months immediately preceding the expiration or sooner determination of the Term, to show the Premises to prospective tenants or purchasers.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

8) Execution of repairs

On receipt of any notice from the Landlord or its authorised representatives specifying any works or repairs required to be done forthwith to put in hand and execute the same and make good all damages caused by such works or repairs with all possible dispatch and without any delay PROVIDED ALWAYS that if the Tenant shall not within seven days after service of such notice commence and proceed diligently with the execution of the repairs and works, the Landlord will have the right to cause its own contractor(s) to execute the necessary repairs and works and all the costs and expenses thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

9) Alterations or additions etc.

Unless and until the Tenant has obtained the approval of the Landlord in writing:

a)	Not to make or permit or suffer to be made alterations in or additions to the electrical wiring, installations, burglar alarm system, air-conditioning plant or ducting, lighting fixtures or any part(s) thereof nor to install or permit or suffer to be installed any equipment, apparatus or machinery including any safe which imposes a weight on any part(s)of the flooring in excess of that for which it was designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. In carrying out any work to the electrical installation and/or wiring, the Tenant shall, if so required by the Landlord, use only a contractor approved by the Landlord in writing for the purpose.

b)	Not to make any alterations (structural or otherwise) to the Premises and not to erect install or alter any fixtures partitions or other erections or installations in the Premises or any part(s) thereof. The Landlord shall have the right to remove at the cost and expenses of the Tenant any such alteration, fixtures, partitions or other erections put up or made either without the prior written approval of the Landlord or any competent government authority or without full compliance with any condition imposed by the Landlord or government authority.

c)	Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, walls, beams, structural members or any part(s) of the fabric of the Premises or any of the plumbing or sanitary apparatus or installations included therein.

d)	Not to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets, or similar articles into the ceiling, walls or floor of the Premises nor lay or use any floor covering which may damage the existing flooring.

e)	Not to maim injure or suffer to be damaged the lavatories or water closets of the Building and all the apparatus and equipment in connection therewith and to indemnify the Landlord in respect of any damage or loss thereof.

f)	Not to make any addition, alteration or installation to any part of the Building or the equipments/facilities therein including but not limited to the walls, floors, ceilings, lightings, steel structure, fire service, burglar alarm, drainage and air-conditioning systems at or of the lobbies, passageways, lifts and other common areas of the Building and the Tenant shall be held responsible for all losses and damage caused to any part thereof by its workers, contractors, servants, agents, customers, visitors, employees or licensees.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

10) Installation of Tenant’s works

To be responsible for all cost for the Tenant’s own decorations, partitioning, installation of electrical wiring and positioning of air-conditioning ducts and installation of separate electricity and water meters serving exclusively the Premises and to position and maintain fire detecting and fire fighting water sprinkler system in a proper and workmanlike manner and repair and to observe and comply with all fitting out requirements and procedures and the Fit-Out Guide (if any) provided by the Landlord and/or the Manager and/or required under the DMC. Prior to the commencement of any of the erection, installation, fitting out, decoration, renovation, alteration and addition of or to the Building and/or the Premises required or permitted herein to be undertaken by the Tenant (hereinafter called “Tenant Works”) the Tenant shall at his sole cost and expense procure the following in respect of the Tenant Works:-

a)	the obtaining of the Landlord and the Manager’s written approval;

b)	the obtaining of all necessary approvals, consents, agreements and permits (hereinafter collectively called “Government Approvals for Tenant Works”) required by relevant governmental or competent authorities, including but not limited to the Buildings Department and the Fire Services Department; and

c)	insurance coverage against all risks (including but not limited to third party liability coverage in an amount of not less than HK$10,000,000.00 for any one claim or series of claims arising out of any one event and unlimited in amount for the period of insurance) with an insurance company and in terms acceptable to the Landlord.

The above conditions are more particularly set out hereinafter and it is expressly understood and agreed by the parties hereto that no Tenant Works shall be carried out on the Building and/or the Premises unless and until all the above conditions have been satisfied and complied with, and the Tenant shall indemnify the Landlord on a full indemnity basis against all actions, proceedings, claims, demands, costs and expenses arising directly or indirectly from the Tenant Works or the execution thereof. If the Tenant fails to comply with the above conditions, the Landlord shall, at its absolute discretion, be entitled to either (a) require the Tenant to stop all Tenant Works immediately to reinstate the Premises and/or the Building affected by the Tenant Works in a good and proper workmanlike fashion using good quality materials and make good all damaged parts of the Premises and/or the Building affected by the Tenant Works and as a result thereof and/or to rework/complete noncompliant items until they comply with the above conditions (the Tenant shall not resume Tenant Works until the above conditions are fully complied with to the satisfaction of the Landlord),OR, (b) terminate this Agreement, forfeit the Security Deposit absolutely and claim against the Tenant for any costs expenses loss or damages sustained by the Landlord and the amount of any monetary loss incurred by the Landlord.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

11) Submission of Tenant’s plans

a)	To submit to the Landlord and the Manager at least twenty one (21) working days prior to the intended commencement date for the Tenant Works the following documents in respect of the Tenant Works (hereinafter collectively called “the Tenant Plans”):-

i)	architectural drawings, if any, showing all layouts, elevations, sections, partitions and details together with all specifications;

ii)	structural drawings showing all structural alterations and additions including without limitation positions of high localized loads and heavy partition together with calculations, specifications and details;

iii)	services drawings showing all layouts, routings, openings and details of all mechanical and electrical installations highlighting proposed alterations and additions to the existing mechanical and electrical installations provided by the Landlord and the Manager together with specifications and catalogues of all alterations and additions proposed by the Tenant; and

iv)	all other drawings, specifications and details which may, in the absolute opinion of the Landlord and/or the Manager, be necessary or appropriate for the proposed Tenant Works.

b)	That after receiving the Tenant Plans, the Landlord and/or the Manager shall be entitled to carry out detailed checking thereof and at its sole discretion:

i)	approve the Tenant Plans or part thereof with or without such conditions and requirements as the Landlord and/or the Manager thinks fit;

ii)	request the Tenant to submit such further drawings and particulars as deemed necessary; or

iii)	disapprove or reject the Tenant Plans and request the resubmission thereof with such amendments and revisions as the Landlord and/or the Manager think(s) fit.

c)	Upon request by the Landlord and/or the Manager for further drawings and particulars or upon the disapproval of the Tenant Plans by the Landlord and/or the Manager, to forthwith submit to the Landlord and/or the Manager such further drawings and particulars or resubmit the Tenant Plans with such amendments and revisions specified by the Landlord and/or the Manager. The provisions of the foregoing sub-clause (b) shall apply to any such submissions of further drawings and particulars, and the resubmissions of the Tenant Plans as aforesaid. The Tenant hereby acknowledges that any delay occasioned in submitting or resubmitting any drawings, particulars or plans for the Tenant Works which are unsatisfactory to the Landlord and/or the Manager will not entitle the Tenant to any postponement or extension (as the case may be) of the commencement date or rent free period specified herein and further agrees that the rent and any other payments hereby agreed to be paid will commence to be payable notwithstanding that any drawings, particulars or plans have not been approved. It is hereby expressly understood and agreed by the parties hereto that the Landlord and/or the Manager (including its employees, agents and consultants) shall only carry out curtailed checking of the Tenant Plans and accordingly, the approval thereof shall be without prejudice to the right of the Landlord and/or the Manager to require the Tenant to stop, remove, or dismantle at the cost of the Tenant any Tenant Works which, in the absolute opinion of the Landlord and/or the Manager, may prejudice the safety or security of the Building or any part(s)thereof, or may contravene any ordinance regulation, rule or requirement of any governmental or competent authority.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

d)	Upon approval of the Tenant Plans and prior to the commencement of any of the Tenant Works, to submit to the Landlord and/or the Manager a list of contractors to be appointed for carrying out the Tenant Works. The Tenant hereby agrees with the Landlord and the Manager that the Tenant Works shall be carried out by those contractors approved by the Landlord and all such approved contractors shall be employed directly by the Tenant and shall for the purposes of this Agreement be treated as the servants, employees, agents or contractors of the Tenant and the Tenant shall be held fully responsible for any loss or damage caused by or arising from such employments.

e)	That the consent or approval by the Landlord and/or the Manager of any Tenant Works and/or the Tenant Plans shall not relieve the Tenant from his duties obligations and responsibilities under this Agreement and laws and regulations of the Hong Kong Special Administrative Region.

f)	At the request of the Landlord and/or the Manager at any time during the Term, provide to the Landlord and/or the Manager the original or the certified true copy of the Government Approvals for Tenant Works. If the Tenant fails to provide the Government Approvals for Tenant Works to the Landlord and/or the Manager, the Landlord may, at its absolute discretion, require the Tenant to stop the Tenant Works and reinstate the part of the Premises and/or the Building affected by the part of the Tenant Works done without the Government Approvals for Tenant Works, and if the Tenant fails to comply with this Clause as aforesaid, the Landlord shall be entitled to terminate this Agreement, forfeit the Security Deposit absolutely and claim against the Tenant for any costs expenses loss or damages sustained by the Landlord and the amount of any monetary loss incurred by the Landlord.

12) Use of premises

To use the Premises for such purposes that are permitted under the laws of The Government of the Hong Kong Special Administrative Region and the Occupation Permit relating to the Premises and the Government Lease and any other documents under which the Premises are held from the Government and the DMC, and to obtain all necessary licences and approval required (if any) by any government authority and/or the Manager or other competent authority in connection with such use. The Landlord may at any time require the Tenant to produce such evidence as it may think fit to show that no breach of this Clause, Clause E(39), E(38), E(37) and E(36) has taken place or is about to take place and the Tenant hereby expressly agrees to indemnify and keep the Landlord fully indemnified in respect of any breach by the Tenant of this Clause. The Tenant fully understands that the Landlord does not warrant that the Premises are fit to be used for any particular purpose.

13) Sleeping on premises

Not to use or permit or suffer the Premises or any part(s) thereof to be used as sleeping quarters or as domestic premises within the meaning of any Landlord and Tenant Ordinance or similar legislation for the time being in force nor to allow any person to remain in the Premises overnight PROVIDED that with the previous written consent of the Landlord but not otherwise, the Tenant shall be entitled to permit not more than one watchman to remain in the Premises during the night to guard the contents thereof. Provided always that every occupier should strictly comply with the House Rules, the DMC and the Management Agreement in respect of the Building. The decision of the Manager in relation to the user of the Premises shall be final and conclusive.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

14) Offensive and unusual odours

Not to prepare or permit or suffer to be prepared any food in the Premises or to cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the Premises.

15) Noise

Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to be audible outside the Premises.

16) Nuisance

Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance or disturbance or inconvenience to the Landlord or to the other tenants or occupiers in the Building or in any adjoining or neighbouring building, including but not limited to loitering or smoking in the common corridors staircases and lobbies and other common areas of the Building.

17) Violation of the Landlord’s insurance terms

Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the Lot is held from the Government or whereby any insurance on the Building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled at its option either to terminate this Agreement or to continue the same upon payment by the Tenant of the increased premium and upon such other terms and conditions as the Landlord may, at their discretion, think fit to impose.

18) Dangerous goods

Not to keep or permit or suffer to be kept or stored in the Premises any arms, ammunition, unlawful goods, gun powder, salt petre, kerosene, toxic chemicals, inflammable liquids, acetylene gas or other volatile, corrosive, toxic, explosive, combustible or dangerous substance or hazardous goods within the meaning of the Dangerous Goods Ordinance (Chapter 295).

19) Political meeting

Not to use or permit to be used the Premises or any part(s)thereof for political meeting or gathering.

20) Prohibited illegal and immoral use

a)	Not to use the Premises or any part(s)thereof as a funeral parlour, coffin shop, temple or Buddhist hall or as a boarding house, apartment house, dancing hall, night- club, music hall or karaoke in the Premises or any part(s) thereof.

b)	Not to carry on in the Premises or any part(s)thereof any business or trade of or in connection with massage, sauna bath, social escorts, health club or centre or Chinese acupuncture.

c)	Not to use or permit or suffer the Premises or any part(s) thereof or allow the same to be used as a common gambling house or casino or to be used for any illegal or immoral purpose.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

d)	Not to use or permit or suffer the Premises to be used as a factory for the manufacture of goods and merchandise.

e)	Not to use or permit or suffer the Premises to be used for the storage of goods and merchandise other than those reasonably required in connection with the Tenant’s business carried on therein.

f)	Not to permit any industrial manufacturing or production machineries (including but not limited to large and heavyweight processing or assembling machines) to be moved into or installed or erected or placed in the Premises, whether temporary, permanent or otherwise.

21) Signs

Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard, sign, name-plate, poster, flag, notice, decoration, advertisement or other device (whether illuminated or not) that is visible outside the Premises, save that: -

a)	If available, the Tenant may display its name exhibited in English and Chinese in uniform lettering or characters approved by the Landlord on the Directory Boards on the Ground Floor of the Building.

b)	If available, the Tenant may, at its own expenses, have his name painted or affixed in characters approved by the Landlord on the Directory Board on the floor on which the Premises are situated but not anywhere else.

But provided always that the provisions of the DMC must at all times be observed and complied with and the approval of the Manager (if required) must be obtained. The Landlord shall have the right to remove at any time at the cost and expenses of the Tenant any name, signboard, sign, decoration or thing which shall have been affixed put up or displayed without the prior written approval of the Landlord or the Manager (if required) or in contravention of the provisions of the DMC, and to make good the affected area after removal at the Tenant’s own costs and expenses.

And to sign a separate licence agreement in the Landlord’s standard form for the installation, erection or use of structures / equipments (including but not limited to the signs) that extends beyond the perimeter of the Premises.

22) External walls

Not to make any additions or alterations to the external walls of the Building.

23) Business name

Not to change the Tenant’s name(s) and/or its business name(s) (those as stated in Part 2 of the First Schedule attached hereto) or add any other name to the permitted area under Clause E(21) without the Landlord’s prior written consent. Without prejudice to the foregoing, the Landlord may, in connection with any application for consent under this Clause, require the Tenant to produce such evidence as it may think fit to show that no breach of Clause E(28) has taken place or is about to take place.

24) Touting or soliciting business

Not to permit any touting or soliciting for business or distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by the Tenant or any of its employees, servants, agents or licensees.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

25) Removal of garbage

To remove garbage and refuse from the Premises to such location as shall be specified by the Landlord from time to time and to ensure that all refuse containers shall be fully sealed at all times and not to leave rubbish or any other article or thing outside of the Premises or at any part of the Building not in the exclusive occupation of the Tenant.

26) Obstructions of common areas

Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes, packaging, merchandise or other obstruction of any kind or nature any of the entrances, exits, staircases, landings, passages, lifts, lobbies and/or other common areas of the Building and not to leave rubbish or any other article or thing in any part(s) of the Building not in the exclusive occupation of the Tenant. In addition to any other remedies which the Landlord may have hereunder, the Landlord, its employees, servants, agents or licensees may without any prior notice to the Tenant remove any such obstruction and dispose of the same as they may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

27) Installation of wiring in common areas

Not to lay install affix or attach any wiring, cables or other articles or thing in or upon any of the entrances, staircases, landings, passageways, lobbies and/or other common areas of the Building or other public areas.

28) No subletting and assigning

Not to assign, underlet, license, share, part with the possession of, or transfer the Premises or any part(s) thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the Premises or any part(s) thereof irrespective of whether any rental or other consideration is given therefor. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord (which approval the Landlord may give or withhold (such approval shall not be unreasonably withhold by the Landlord) at its discretion without assigning any reason therefor), be deemed to be breaches of this Clause:-

a)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part(s) thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

c)	In the case of a tenant which is a corporation, any take-over reconstruction amalgamation, merger or voluntary liquidation or change in person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

d)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part(s)thereof or does in fact use, possess, occupy or enjoy the same.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

e)	The change of the Tenant’s name or its business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

In the event of any such transfer subletting sharing assignment or parting with the possession of the Premises or any part(s) thereof (whether for monetary consideration or not) the Landlord shall have the right to determine this Agreement immediately and the Tenant shall forthwith surrender the Premises to the Landlord.

29) Cleaning of drains

To pay to the Landlord on demand all costs and expenses incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the use by the Tenant or any employee, servant, agent or licensee of the Tenant, and to fully indemnify the Landlord against any cost claim or damages caused thereby or arising therefrom.

30) Protection from typhoon

To take all precautions to protect the interior of the Premises against damage by heavy rainfall, storm, typhoon or like threats.

31) Animals, pets and infestation

Not to keep or permit or suffer to be kept any animals, birds, pets or livestock of any description or any smelly or filthy goods or articles inside the Premises, and to take all such steps and precautions to the full satisfaction of the Landlord to prevent the Premises or any part(s) thereof from becoming infested by termites, white-ants, rats, mice, roaches or any other pests or vermin.

32) Goodwill and reputation

To furnish first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building. In particular but without limitation to the generality of the foregoing the Landlord reserves the right to require the cessation of any activity conducted upon the Premises whether or not previously specifically permitted by the Landlord which causes or in the absolute opinion of the Landlord is likely to cause danger, nuisance, annoyance or damage to other tenants and/or the bona fide patrons or customers of the Tenant or of other tenants or to other occupiers of the Building and such danger, nuisance, annoyance or damage is in the opinion of the Landlord caused by or likely to be caused by the patronage or pursuit of such activity or activities on the Premises.

33) Notify Landlord of actions

Forthwith to notify the Landlord in writing of any notices served by any competent authority and with due speed to comply with such of the said notices as are effective and to keep the Landlord indemnified from and against all actions costs claims demands and liability in respect thereof.

34) Yield up the premises and handover

Quietly to yield up the Premises in accordance with the stipulations hereinbefore contained and those stipulations as set out in the Third Schedule at the expiration or sooner determination of this Agreement together with:

a)	the Furniture and Chattels,

b)	all fixtures, fittings and additions therein and thereto including but not limited to those listed in the Inventory;

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

c)	any furniture, chattels, fittings, fixtures, alterations or additions left over from previous tenant(s)which the Landlord is, in its absolute discretion, prepared to retain;

d)	any of the Tenant’s furniture, chattels, fittings, fixtures, alterations or additions thereto that the Tenant agrees to leave behind which the Landlord is, in its absolute discretion, prepared to retain without payment of any consideration or compensation to the Tenant for such furniture, chattels, fittings, fixtures, alterations or additions; and

e)	all keys giving access to all parts of the Premises;

in good clean tenantable repair and condition, and in the same condition as and when the Premises were originally handed over to the Tenant save and except those as otherwise agreed in this Agreement.

35) Removal of Signage

Upon the sooner determination or expiration of this Agreement, to demolish or remove to the full satisfaction of the Landlord and at the absolute costs and expenses of the Tenant any sign signboard directory decoration advertisement or other device (hereinafter collectively referred to as “the Signage”)exhibited or displayed on or affixed(with or without the consent of the Landlord)to the Premises and external wall and/or any common area lobby landing or corridor of the Building; and to make good all damages caused or occasioned by such demolition or removal and fully indemnify the Landlord against any claims debts or liabilities for loss and damages of whatever nature arising therefrom. If the Tenant fails to demolish or remove the Signage pursuant to this Clause, the Landlord shall be entitled to cause its own contractor to demolish or remove the Signage and to deduct all the costs and expenses relating thereto from the Security Deposit.

36) Compliance with Ordinance, regulations etc.

To obey and comply with and to indemnify the Landlord against the breach by the Tenant of all Ordinances, regulations, occupation permit, by laws, rules, notices and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant’s business on the Premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, servant, agent or licensee of the Tenant.

37) Compliance with Government Lease

Not to do or cause to be done any act or thing whatsoever in contravention of the covenants and provisions contained in the Government Lease or any other documents under which the Premises are held from the Government and shall not at any time during the Term permit the Premises or any part(s)thereof to be used in any way entailing a fine, forfeiture, penalty or premium against the Landlord under the provision of the Government Lease or the law in force in The Government of the Hong Kong Special Administrative Region.

38) Compliance with Building Rules and Regulations

To obey and comply strictly with the Building’s rules and regulations from time to time adopted by the Manager for the purposes of regulating the use of the common areas and facilities of the Building and for the proper management and maintenance of the Lot and the Building as a whole. The Building’s rules and regulations may be altered or added to by the Manager at any time and from time to time on giving notice in writing to the Tenant at the Premises.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

39) Compliance with the DMC

To observe and perform and not to contravene any of the covenants and conditions contained in the DMC, or the House Rules or any other regulations, rules, terms or conditions (if any)in respect of the Lot and the Building imposed by the Incorporated Owners/Management Committee /Owners’ Committee of the Building (hereinafter called “the Incorporated Owners”)or the Manager from time to time, including but not limited to the time and arrangement for operating the equipment, lifts, lighting and the use of the entrance, staircases, passages and other common areas and facilities of the Building, and to indemnify the Landlord against any such breach.

40) Licence, permission etc.

To apply at the Tenant’s own costs to the appropriate authority private or public including but not limited to Public Works Department, Food and Environmental Hygiene Department, Fire Services Department, Labour Department, Lands Department, Electricity Company, Gas Company, Water Authority or any other authority for licence permission or consent if necessary for such business to be operated by the Tenant or for anything to be done in connection therewith and to nullify such licence permission or consent upon expiration or sooner determination of this Agreement.

F. Landlord’s Obligations

THE LANDLORD HEREBYAGREES WITH THE TENANT as follows:-

1) Property Tax

To pay the Property Tax payable in respect of the Premises.

2) Quiet Enjoyment

To allow the Tenant to peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord, provided that the Tenant shall have at all times duly paid the rent, rates, government rent, management charges and air-conditioning charges and all other moneys hereby agreed to be paid on the days and in manner herein provided for payment of the same and shall not have breached or be in breach of any of the terms, agreements, stipulations and conditions herein contained.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

G. Express Agreement

IT IS HEREBY FURTHER EXPRESSLYAGREED AND DECLARED as follows:-

1) Breach of this Agreement

a)	If the Tenant shall fail to pay the rent, rates, government rent, management charges and air-conditioning charges and/or other money hereby agreed to be paid or any part thereof on the due date and in the manner hereinbefore stipulated(whether legally or formally demanded or not),or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall cease business or become bankrupt, or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant, or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Premises or otherwise on the Tenant’s goods or effects for whatsoever reason, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the Premises, or any part(s)thereof in the name of the whole, whereupon this Agreement shall absolutely cease and determine AND the Security Deposit paid hereunder shall be absolutely forfeited to the Landlord and the Landlord shall also be entitled to claim against the Tenant for any costs expenses loss or damage sustained by the Landlord and the amount of any monetary loss incurred by the Landlord as a result of and/or in connection with any breach, non-observance or non-performance by the Tenant of any agreements stipulations obligations or conditions contained herein. Notwithstanding the foregoing, the Landlord may in such event at its option elect not to terminate this Agreement (without prejudice to any other right or remedy hereunder) but to deduct from the Security Deposit any amount payable and due hereunder. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand)or the extent of any loss incurred by the Landlord in consequence of the breach, non- observance or non-performance by the Tenant shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Security Deposit held by the Landlord hereunder.

b)	The Tenant hereby further agrees that any breach, non-observance or non- performance of any of the agreements, stipulations, terms or conditions contained in any of the agreements entered between the Landlord or any of its subsidiaries or associated companies within the Texwood group of companies and the Tenant at any time on the part of the Tenant shall be deemed to be a breach of this Agreement whereupon the Landlord shall be entitled to all rights and remedies available to the Landlord on default of the Tenant as provided hereunder and/or at law immediately, including but not limited to those set out in the preceding Clause G(1)(a) hereof.

2) Interest

Notwithstanding anything herein contained in the event of default in the payment of rent or other monies payable by the Tenant hereunder on the date on which the same falls due for payment (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the monthly rate of 2.5% calculated from the date on which the same shall be due for payment (in accordance with the provisions contained in that behalf herein) until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Agreement.

3) Recovery of the Landlord’s expenses

Notwithstanding anything hereinbefore contained if the Tenant shall fail to pay the rent or any sums payable hereunder or any part thereof on the days and in the manner hereinbefore stipulated or fail to comply with any of the terms and conditions herein contained, the Landlord shall be entitled(but without prejudice to any other entitlement and right of the Landlord hereunder and/or otherwise)to recover from the Tenant as a debt all the legal fees(on a full indemnity basis)and all the expenses relating and incidental thereto incurred by the Landlord in the course of recovering the said rent or sums payable hereunder or any part thereof, including but not limited to:

a)	a sum of HK$3,000.00 (Hong Kong Dollars Three Thousand Only) being collection charges for additional work incurred by the Landlord’s staff or agent;

b)	all solicitor’s and counsel’s fee (on a full indemnity basis) and court fees incurred by the Landlord; and

c)	all fees and cost incurred by the Landlord in appointing external parties to recover from the Tenant the said rent or sums payable hereunder or any part thereof

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

4) Re-entry

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

5) Acceptance of rent

Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non- observance or non-performance by the Tenant of any of the agreements, obligations, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

6) Exclusion of liability

a)	The Landlord, the Manager and their agents shall not be under any liability to the Tenant or its employees or occupier(s)of the Premises (or to their family members, employees, servants, agents, licensees, invitees), or to any other persons whomsoever in respect of any accident, damage, injury or all other loss (personal or property) sustained by the Tenant or any such other person or persons as aforesaid caused by theft, burglary, robbery, fire, pests or vermin [including but not limited to termites (white ants), cockroaches, mice and rats], typhoon, landslide, subsidence of the ground, flooding, Acts of God or by the tenants in acting contrary to any of the House Rules of the Lot and the Building (for the purpose of clarification, it is hereby agreed that compliance with the House Rules does not constitute the acceptance of liability by the Landlord) or by the act, default or negligence of the Landlord’s contractors, servants or agents in the course of their employment or by the defective or damaged condition of the Premises or the Building or any part thereof or any fixtures or fittings or by any cause beyond the control of the Landlord or through or in any way owing to the overflow or seepage of rain or water or leakage of electric current from the water pipes or electric wiring or cable situated upon or in any way connected with the Premises or the Building or the escape of fumes smoke fire or any other substances or thing from anywhere within the Premises or the Building or through or in any way owing to any defect or breakdown or suspension of electric power gas water supplies or any other system installation equipment apparatus or services or facilities provided in or to the Premises or the Building nor shall the rent or government rent rates or the management charges and air-conditioning charges or other moneys hereby agreed to be paid or any part thereof abate or cease to be payable on account thereof.

b)	The Landlord shall not be in any way liable to repair or replace any of the Furniture and Chattels even if the same is caused by fair wear or tear.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

c)	The Landlord, the Manager and their agents shall not in any circumstances be liable to the Tenant or its employees or occupier(s) of the Premises (or to their family members, employees, servants, agents, licensees, invitees), or to any other person whomsoever for any defect in or breakdown of the lift, air-conditioning, burglar alarm, fire service or any other system, installation, equipment or apparatus in the Premises or the Building nor shall the rent, rates, government rent or the management charges and air-conditioning charges or other moneys hereby agreed to be paid or any part thereof abate or cease to be payable on account thereof.

d)	The Landlord, the Manager and their agents shall not in any circumstances be liable to the Tenant or its employees or occupier(s)of the Premises(or to their family members, employees, servants, agents, licensees, invitees),or to any other person whomsoever for the security or safekeeping or supervision of the Premises or the Building or any persons vehicle or contents therein or in respect of any damage or loss of property or vehicle or any injury to persons within the Premises or the Building and in particular but without prejudice to the generality of the foregoing the provision of any watchman or caretaker or security guard or any mechanical or electrical alarm systems (if any)of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or the Building or any persons vehicle or contents therein and the responsibility for the same shall at all times rest with the Tenant.

e)	The Landlord, the Manager and their agents shall not in any circumstances be liable to the Tenant or its employees or occupier(s)of the Premises (or to their family members, employees, servants, agents, licensees, invitees),or to any other person whomsoever for any loss or damage howsoever caused by or through any non- enforcement of the provisions of the DMC(including any management agreement), or such rules and regulations as may from time to time be made introduced or adopted by the Manager, or non-observance thereof by any third party.

7) Indemnify the Landlord

The Tenant shall fully and effectually indemnify and keep indemnified the Landlord at all times hereafter on a full indemnity basis from and against all proceedings, actions, claims, demands, costs, damages and expenses which may be levied, brought or made against the Landlord or which the Landlord may pay, sustain or incur by reason of any act, default, negligence or omission of the Tenant, its employees, servants, agents, licensees or customers or the defective or damaged condition of the Premises or any fixtures, fittings, partitions, erections or signs and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

8) Fire and water damage or injury

The Tenant shall be wholly responsible for any damage or injury caused to any person whomsoever and/or to any property whatsoever directly or indirectly owing to the spread of fire or smoke or the overflow of water, or the escape of any substance or anything from the Premises or any part(s) thereof OR the leakage of electric current from electric wiring or cable situated within or in any way connected with the Premises, and to make good the same by payment or otherwise and to indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause G(10) hereof.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

9) Default of Tenant

The Tenant shall be responsible to the Landlord for the acts, neglects and defaults of all contractors, employees, servants, agents, licensees, invitees and customers of the Tenant as if they were the acts, neglects and defaults of the Tenant himself.

10) Tenant’s insurance

The Tenant shall effect and maintain during the currency of this Agreement insurance coverage with a reputable insurance company to the satisfaction of the Landlord in respect of the following:-

a) Third party

Liabilities of which the Tenant shall be responsible for under this Agreement for loss injury or damage to any person or property whatsoever which might give rise to a claim for indemnity hereof in an amount of not less than HK$10,000,000.00 for any one claim or series of claims arising out of any one event and unlimited in amount for the period of insurance;

b) Glass

All glass now or hereafter on or in the Premises for its full replacement value;

c) Water damage

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the Premises or the incursion of water therein;

d) Tenant’s fittings and stock

The Tenant’s fittings stock and equipment within the Premises against fire and extraneous perils for their full replacement value;

the policy of insurance shall be effected and shall be endorsed to show the Landlord as owner of the Premises, and shall contain a clause to the effect that the insurance coverage thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting.

11) Abatement of rent

a)	If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or so damaged or become unfit for use and occupation (not due to any default of the Tenant but owing to fire, flooding, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant); or

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

b)	If at any time during the continuance of this tenancy the Premises shall be condemned as a dangerous structure or a demolition order or a closing order shall become operative in respect of the Premises, then the rent hereby agreed to be paid or a part(s)thereof proportionate to the damage sustained shall after the expiration of the then current month (such proportion to be determined by the Landlord whose determination shall be final and binding),cease to be payable until the Premises or the part so damaged shall again be rendered fit for use and occupation or have been restored or reinstated PROVIDED ALWAYS that the Landlord shall be under no obligation to repair or reinstate the Premises or the part so damaged if, in the absolute opinion of the Landlord (whose opinion shall be final and conclusive and binding on the Tenant), it is not reasonable economical or practicable so to do AND the Tenant shall not claim against the Landlord for damages compensation or otherwise in such event AND the date of expiration of the Term hereby granted shall not be postponed PROVIDED FURTHER that if the Landlord elects not to or has not proceeded to reinstate the Premises or the part so damaged as aforesaid within two (2) months of the date of occurrence of such damage or destruction or order, then either the Landlord or the Tenant shall be entitled to terminate this Agreement on giving written notice thereof to the other but such determination shall not prejudice the Landlord’s rights and remedies in respect of rent arrears or any outstanding breaches by the Tenant of obligations agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed, and the Tenant shall not be entitled to any compensation for the earlier determination of this Agreement or claim any loss and/or damages sustained by the Tenant arising from or in connection with the earlier determination of this Agreement.

12) Repair interior of the Premises

The Landlord shall be under no obligation and duty whatsoever to repair the interior of the Premises including all drainages, pipes, sanitary equipments, water pumps, electric wirings and electrical installation or any other installation or fixtures of the Premises.

13) Government order

a) Unauthorised Structures

i)	The Landlord shall not be in any way liable to the Tenant in respect of any demolition order or the like from the authorities concerned for any illegal structure within the Premises whether constructed/installed by the Tenant or not (hereinafter called “Unauthorised Structures”) notwithstanding any covenants, expressed or implied by law or otherwise, of quiet enjoyment of the Premises given by the Landlord.

ii)	The Tenant is deemed to be fully aware and advised of the consequence of the Unauthorised Structures including but not limited to the risks of the Government or Building Authority or other competent authority exercising rights of re-entry, taking enforcement actions under relevant laws or the DMC and/or requiring payment of penalty and rectifying works.

iii)	Any construction or installation or occupation or use of any Unauthorised Structures will be at the Tenant’s own risks. If any removal order and/or demolition order and/or building order and/or notice and/or warning (hereinafter collectively called “the Order against Unauthorised Structures”) requiring the demolition reinstatement repair renovation and/or improvement of the Premises or any part thereof be issued from any Government or other competent authority or the Manager or the Landlord or the Incorporated Owners is received whether before or during the Term, the Tenant shall at the Tenant’s own costs and expenses, be solely responsible for the demolition/the works required to be carried out and/or other actions required to be taken under the Order against Unauthorised Structures within the time frame requested by the Landlord in writing notwithstanding any rule of law or equity to the contrary and make good all damage caused by such works and reinstate any affected area in a good and proper workmanlike fashion using good quality materials so that such affected area after reinstatement shall in all respects range in a uniform manner with and in a style appropriate to the other parts of the Premises and the Building; and for the avoidance of doubt, none of the rent, rates, government rent, nor management charges and air-conditioning charges shall abate or cease to be payable on account thereof.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

iv)	For the avoidance of doubt, the Tenant shall be wholly responsible for any claim or penalty imposed upon the Tenant or the Landlord or the Building or the Premises directly or indirectly caused by the Tenant’s use, installation, construction, the existence or the defective or damaged condition of the Unauthorised Structures, and shall make good the same by payment or otherwise and indemnify and keep the Landlord fully indemnified against all actions proceedings claims and demands made upon the Landlord in respect of any loss damage or injury and all cost and expenses(including legal costs on a full indemnity basis) incurred by the Landlord in relation or incidental thereto.

b) Non-leased-area Areas and Structures

i)	For the avoidance of doubt, the Tenant fully acknowledges understands and accepts that only the Premises (i.e. the area as shown coloured pink on the floor plan attached hereto for identification purpose only)is to be let to the Tenant under this Agreement and that the Landlord has no right to let any area outside the Premises to the Tenant or allow the Tenant to use any structure not within the Premises. Any construction erection alteration and/or use (whether or not to the knowledge of the Landlord) of or in any area outside the Premises and/or structures not within the Premises (hereinafter collectively called the “Non- leased-area Areas and Structures”)by the Tenant will be on a voluntary basis and at the Tenant’s own risks. The Landlord gives no warranty as to their legality or user and shall be under no obligation or liability whatsoever in respect thereof.

ii)	The Tenant further fully acknowledges and accepts that the Non-leased-area Areasand Structures may constitute trespassing and/or comprise illegal or unauthorised works /alteration /addition (hereinafter collectively called the “Non-leased-area Unauthorised Structures”) in contravention of the Buildings Ordinance, regulations or other laws and rules or the provisions of the DMC.

iii)	The Tenant fully acknowledges and accepts that any construction erection alteration and/or use of the Non-leased-area Areas and Structures by the Tenant shall be subject to the risks of the owner(s) thereof demanding the immediate delivery of vacant possession or removal or reinstatement thereof, the Government or Building Authority or other competent authority exercising rights of re-entry, taking enforcement actions under the relevant laws or the DMC, requiring payment of penalty and rectifying works.

iv)	If the Tenant and/or the Landlord receive any removal order and/or demolition order and/or building order and/or notice and/or warning (hereinafter collectively called “the Order against Non-leased-area Areas and Structures”)in respect of the Non-leased-area Areas and Structures or any part thereof that is/was constructed erected altered and/or in use by the Tenant, issued by any Government or other competent authority or the Manager or the Incorporated Owners or the Landlord or the rightful owner of the Non-leased-area Areas and Structures or any other owner(s)with the right in common with the Landlord to use the common areas and facilities affected by the Non-leased-area Areas and Structures or any part thereof, whether before or during the Term, the Tenant shall on demand, at the Tenant’s own expenses, be solely responsible for vacating and delivering vacant possession thereof to the rightful owner(s) and/or the demolition/the works required to be carried out and/or other actions required to be taken under the Order against Non-leased-area Areas and Structures within the time frame thereby imposed notwithstanding any rule of law or equity to the contrary and make good all damage caused by such vacation and delivery and/or works and/or actions and reinstate any affected area in a good and proper workmanlike fashion using good quality materials so that such affected area after reinstatement shall in all respects range in a uniform manner with and in a style appropriate to the other parts of the Premises and the Building; and for the avoidance of doubt, none of the rent, rates, government rent, nor management charges and air-conditioning charges shall abate or cease to be payable on account thereof.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

For the avoidance of doubt, the Tenant shall be wholly responsible for any claim or penalty imposed upon the Tenant or the Landlord or the Building or the Premises directly or indirectly caused by the construction, the installation, the existence or the defective or damaged condition or the Tenant’s construction erection alteration and/or use of the Non-leased-area Areas and Structures, and shall make good the same by payment or otherwise and indemnify and keep the Landlord fully indemnified against all actions proceedings claims and demands made upon the Landlord in respect of any such loss damage or injury and all cost and expenses (including legal costs on a full indemnity basis)incurred by the Landlord in relation or incidental thereto.

c) Other violations

Should any notice or order be issued during the continuance of the tenancy hereby created from any Government or other competent authority or the Manager or the Incorporated Owners or the Landlord requiring the demolition or reinstatement or repair or renovation or improvement of:

i)	any area or facility of the Building or the Premises for whose damage the Tenant shall be responsible to make good hereunder including, without limitation, the damage caused by or attributable to the act, breach of duty, omission, neglect or default (irrespective of whether wilful or not) of the Tenant or any of its contractors, guests, visitors, servants, employees, agents, invitees, licensees or customers, or any activity relating to the Tenant’s business; or

ii)	any area or facility outside of the Premises upon which the Tenant has made alterations or additions, with or without Landlord’s consent; or

iii)	any part of the Premises;

the Tenant shall, as a condition precedent to the continuation of the tenancy hereby created and at the Tenant’s expenses and notwithstanding any rule of law or equity to the contrary, carry out or caused to be carried out all the works required under such notice or order with due expedition in full compliance therewith and make good all damage caused by such works and reinstate any affected area in a good and proper workmanlike fashion using good quality materials so that such affected area after reinstatement shall in all respects range in a uniform manner with and in a style appropriate to the other parts of the Premises and the Building.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

d)	For the avoidance of doubt, the Tenant shall be wholly responsible for any loss damage or injury caused to any property or to any other person whomsoever directly or indirectly through:

i)	the Tenant’s use or the existence of any Unauthorised Structures or Non-leased- area Areas and Structures; or

ii)	the defective or damaged condition of any part of the Non-leased-area Areas and Structures and the Premises including but not limited to the Unauthorised Structures and the furniture chattels fittings and fixtures therein and thereto the repair or maintenance of which is the responsibility of the Tenant hereunder;or

iii)	the act, breach of duty, omission, neglect or default (irrespective of whether wilful or not) of the Tenant or any of its contractors, guests, visitors, servants, employees, agents, invitees, licensees or customers; or

iv)	any activity relating to the Tenant’s business;

and make good the same by payment or otherwise and to indemnify and keep the Landlord fully indemnified against all actions proceedings claims and demands made upon the Landlord in respect of any such loss damage or injury and all cost and expenses (including legal costs on a full indemnity basis) incurred by the Landlord in relation or incidental thereto.

e) Closure Order

If at any time during the continuance of this Agreement, any governmental or competent authorities shall make a Closure Order in respect of the Building and/or the Premises (and the cause of the Closure Order is not attributable to any act or default or negligence of the Tenant) and the Premises is affected to the extent that the Premises or any part thereof shall be rendered inaccessible and/or unfit for use and occupation, then the rent hereby agreed to be paid or a part(s) thereof proportionate to the portion of the Premises affected by the Closure Order shall after the Closure Order comes into force, cease to be payable until the Closure Order is lifted and the Building, the Premises or the part damaged or demolished or the part with defect shall again be rendered accessible and fit for use and occupation or have been repaired restored or reinstated PROVIDED ALWAYS that the Landlord shall be under no obligation to take any action to facilitate or attain the lifting of the Closure Order or repair restore or reinstate the Building, the Premises or the part damaged or demolished or the part with defect if, in the absolute opinion of the Landlord (whose opinion shall be final and conclusive and binding on the Tenant), it is not reasonable economical or practicable so to do AND the Tenant shall not claim against the Landlord for damages compensation or otherwise in such event AND the date of expiration of the Term hereby granted shall not be postponed PROVIDED FURTHER that if the Closure Order shall last for more than two (2) months OR the Landlord elects not to or has not taken any action to facilitate or attain the lifting of the Closure Order or proceeded to repair restore or reinstate the Building, the Premises or the part demolished or the part with defect as aforesaid within two (2) months of the date the Closure Order comes into force then either the Landlord or the Tenant shall be entitled to terminate this Agreement on giving written notice thereof to the other but such termination shall not prejudice the Landlord’s rights and remedies in respect of rent arrears or any outstanding breaches by the Tenant of obligations agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed and the Tenant shall not be entitled to any compensation for the earlier determination of this Agreement or any loss and/or damages sustained by the Tenant arising from or in connection with the earlier determination of this Agreement.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

14) Exclusion of warranty as to use

The Landlord does not warrant that the Premises are suitable for the Tenant’s use and the Tenant shall indemnify the Landlord against all proceedings, actions, claims and demands made against the Landlord by any person, organisation or government authority prohibiting the user of the Premises for the business for the time being carried on by the Tenant.

15) Rent in arrears

Notwithstanding any provision herein contained to the contrary, for the purposes of Distress for rent under the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid on the due date and in the manner hereinbefore provided for payment thereof. All costs and expenses (including legal expenses) of and incidental to any distraint shall be solely borne by the Tenant and in so far as not recovered under the distraint shall be recoverable as a debt.

16) No excuse for non-payment of rent

This Agreement and the obligation of the Tenant to pay rent and other sums due hereunder and perform the Tenant’s obligations hereunder shall in no way be affected impaired or excused because the Landlord is unable due to circumstances beyond his control to fulfil any of his obligations under this Agreement or to supply or is delayed in supplying any service agreed to be supplied or is unable to make or is delayed in making any repair additions alterations or decoration or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike labour troubles shortage of materials or any outside cause whatsoever or by reason of any order or regulation of any department of The Government of the Hong Kong Special Administrative Region.

17) Re-letting notice

During the three months immediately preceding the expiration or sooner determination of this Agreement, the Landlord or its authorised agents shall be at liberty to bring prospective new tenants or purchasers to view the interior of the Premises and/or to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall require.

18) Dangerous structure

If at any time during the continuance of this Agreement the competent authorities shall condemn the Premises as dangerous structure and it shall be pulled down or shall make a demolition order which shall become operative in respect of the Premises under their powers this Agreement hereby created shall cease as from the commencement of the pulling down of the Premises and upon such an event the Tenant shall be entitled to a refund of the Security Deposit in accordance with Clause D(5)and subject to the terms and conditions herein contained but shall not be entitled to any compensation for such earlier determination.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

19) Alteration by the Landlord

The Landlord, together with owners of the other premises of the Building, reserves the right exercisable at any time or times to make or cause to be made any structural or non- structural alteration or improvement in or addition to entrances, landings, staircases, driveways, passages, lobbies, lifts, water, electricity or other systems or any part(s) of the Building or the Premises (hereinafter referred to as “the said renovation work”), without incurring any liability of whatsoever nature to the Tenant and without making any damages compensation or payment in lieu to the Tenant on any account whatsoever. The Tenant shall not object to the said renovation work or make any claim or demands whatsoever against the Landlord in respect of the said renovation work, and the Tenant further agrees that neither the rent, rates, government rent, management charges and air- conditioning charges nor any other amounts due under this Agreement will abate or cease to be payable in view of the said renovation work, notwithstanding that the said renovation work may cause inconvenience and/or disturbance and/or nuisance to the Tenant.

20) Landlord execute works on behalf of the Tenant

If the Tenant fails to execute any works or repairs which are the responsibility of the Tenant under this Agreement within the time frame as stated in this Agreement (if no time frame is specified in this Agreement, within the time frame requested by the Landlord in writing from time to time),the Landlord shall be entitled to cause its own contractor(s) to execute such works or repairs whereupon the Tenant shall reimburse the Landlord in full for all costs and expense thereby incurred by the Landlord. If the Tenant fails to reimburse the Landlord as aforesaid, the costs and expenses shall become a debt due from the Tenant to the Landlord and shall carry interest at the rate of 2.5% per month and be forthwith recoverable by action.

21) Fair wear and tear

Where it is provided under this Agreement that the Tenant shall not be responsible for any damage caused due to fair wear and tear, the parties hereto agree that notwithstanding anything herein provided to the contrary, the question as to what constitutes “fair wear and tear damage” shall, in the absence of any agreement of the parties, be reasonably determined by the Landlord whose reasonable decision shall be conclusive and binding on the Tenant.

H. Interpretation and miscellaneous

1) Application of receipts

All monies received by the Landlord under this Agreement shall be applied in or towards satisfaction of the outstanding amount due by the Tenant to the Landlord in such order of priority as the Landlord may in its absolute discretion determine, notwithstanding whether the purpose of any payment has been expressly or impliedly stated.

2) Non-payment of rent

The Landlord shall be entitled to treat non-payment of any amount payable by the Tenant under this Agreement or any part hereof in all respects as non-payment of rent under this Agreement.

3) Name of building

The Landlord, together with owners of the other premises of the Building, shall have the right, without compensation to the Tenant, to name or rename the Building with any such name or style as it in its absolute discretion may determine and at any time and from time to time to change alter substitute or abandon any such name.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

4) Act of the Tenant’s agent

For the purposes of these presents any act, default, neglect or omission of any contractor, employee, servant, agent, licensee, invitee or customer of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant, and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the Premises with the consent of the Tenant express or implied.

5) Mortgagee’s Consent

The parties hereby expressly agree and declare that this Agreement is signed in escrow pending the outcome of the application for consent to be given by the mortgagee of the Premises (“the said mortgagee”) to the creation of the tenancy hereunder. Upon the consent being given by the said mortgagee as sought, the rights and obligations as created under this Agreement shall take effect in pursuance of the provisions hereof. The Tenant hereby releases and abandons whatever all rights of claim it may have against the Landlord in respect of the giving and/or refusal of such consent from the said mortgagee.

6) Sale and Redevelopment

At any time during the Term, the Landlord shall be entitled to give to the Tenant not less than three(3)calendar months’ notice in writing (hereinafter referred to as “the said termination notice”) to expire at any time during the Term, to terminate this Agreement if the Landlord or its successors resolves to sell, assign or enter into any agreement for sale or assignment, or to demolish, re-build, redevelop, renovate, redesign or refurbish the Premises, the Building or any part(s) thereof (such intention to sell, assign, demolish, re-build, redevelop, renovate, redesign or refurbish shall be sufficiently evidenced by a copy of the Resolution of the Landlord’s Board of Directors) and immediately upon the expiration of the said termination notice this Agreement shall terminate and be void and the Tenant shall deliver vacant possession of the Premises to the satisfaction of the Landlord and the Tenant shall not be entitled to claim against the Landlord for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Tenant whatsoever but without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any antecedent claim or breach or non- observance or non-performance of any of the stipulations agreements or conditions herein contained. It is also agreed and declared notwithstanding any other provision(s) herein and notwithstanding any law to the contrary, the Tenant’s option right(s)(if any) shall be extinguished and determined upon the service of the said termination notice whether such rights shall have been exercised by the Tenant or not and the Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such extinguishment and determination of option right(s). Redevelopment or rebuilding for the purpose of this clause shall mean demolition of the Building, whether wholly or partially or any part(s) (but not necessarily a major part) thereof whether or not including any main walls exterior walls or roof of the Building and whether or not any part(s) thereof is to be rebuilt or reconstructed in the same or any other manner.

7) Condonation not a waiver

No condoning, excusing or overlooking by the Landlord of any default, breach, non- observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained, shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing, or subsequent default, breach or non-observance or non-performance, or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing, or subsequent default or breach, and no waiver by the Landlord shall be inferred from, or implied by, anything done or omitted by the Landlord unless expressed in writing, and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

8) No premium or fine

The parties hereto hereby declare that no premium or other money of the similar nature has ever been paid by the Tenant or any person or persons for and on behalf of the Tenant to the Landlord for the grant of this Agreement.

9) Gender

Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.

10) Service of notice

Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post or by email or delivered, either to the Premises or to the Tenant’s registered office or to the Tenant’s last known address or place of business or to the Tenant’s email address provided to the Landlord by the Tenant, and if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered to the Landlord’s registered office. Any notice sent by post or email by the Landlord to the Tenant shall be deemed to have been received by the Tenant on the day on which it ought in due course of post or email to have been delivered notwithstanding that the same may subsequently be returned or bounced back to the Landlord marked “moved”, “undelivered”, “unclaimed” or for any other reasons whatsoever. Notwithstanding any provision(s) herein contained and any law to the contrary, the Landlord shall have an absolute right to the change of mode of service of any notice to be served on the Tenant at any time by giving a written notice to the Tenant of not less than 30 days.

11) Termination

Subject to the terms and conditions hereof, the tenancy created herein shall terminate upon expiry.

12) Exclusion of Warranties or Representations

This Agreement sets out the full and only agreement reached between the parties. No other warranties or representations have been made or given relating to this Agreement or to the Building or the Premises, or if any warranty or representation has been made the same is hereby superseded and waived.

13) Marginal Notes and Headings

The marginal notes and Headings herein are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or be in any way affected or limited thereby.

14) Governing Law

This Agreement shall be governed by and construed in all respects according to the laws of the Hong Kong Special Administrative Region and the Tenant hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region. The submission to such jurisdiction shall not limit the right of the Landlord to take proceedings in whatever jurisdiction it may think fit, nor shall the taking of proceedings in any jurisdiction preclude the taking of proceedings in any other jurisdiction or jurisdictions, whether concurrently or not.

15) Time

The parties hereto agree that time shall in all respects be of the essence of this Agreement.

16) Special Conditions

The parties agree to the Special Conditions as set out in the Second Schedule hereto. In the event that any of such Special Conditions are inconsistent with the provisions herein, such Special Condition(s)shall prevail.

17) Schedules

The parties hereto agree that the terms or conditions or matters set out in the Third Second and First Schedules hereto shall apply to this Agreement and shall be incorporated as an integral part of this Agreement.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

THE FIRST SCHEDULEABOVE REFERRED TO

Part 1 - The Landlord

WELFORD PROPERTIES LIMITED, agent for the owner of the Premises (hereinafter defined) whose registered office is situated at G/F.-2/F., Texwood Plaza, No.6 How Ming Street, Kwun Tong, Kowloon, Hong Kong.

Part 2 - The Tenant

ACCOLADE IP LIMITED (卓遠知識産權有限公司) (Company Registration No.2311547 and Business Registration No.65503043) whose registered office is situated at Room 1002, 10/F., Fu Fai Commercial Centre,No.27 Hillier Street, Sheung Wan, Hong Kong (hereinafter called the “First Tenant”)and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司) (Company Registration No.1398281 and Business Registration No.51503172) whose registered office is situated at Room 702,7F., Fu Fai Commercial Centre, No.27 Hillier Street, Sheung Wan, Hong Kong (hereinafter called the “Second Tenant”) (the First Tenant and the Second Tenant are where the context permits or requires collectively called “the Tenant”).

Part 3-The Lot

All that piece or parcel of land registered in the Land Registry as THE REMAINING PORTION OF INLAND LOT NO.8911.

Part 4-The Building

All that building situated at No.181 QUEEN’S ROAD CENTRAL, HONG KONG known as LOW BLOCK of GRAND MILLENNIUM PLAZA.

Part 5-The Premises

All that portion of that Unit 2406 on the TWENTY-FOURTH FLOOR of the Building together with lavatory (if any) as more particularly delineated on the plan annexed hereto and thereon coloured pink for identification purposes only.

Part 6 - The Furniture and Chattels

1.	Suspended ceiling grid, ceiling tiles and light boxes (installed);

2.	Standard fire service system with sprinkler heads (installed);

3.	Two standard entrance doors (installed);

4.	One number of MCB board with main electrical wiring from the Meter Room to the Premises.

Part 7- The Term

A term of THREE YEARS commencing from the 14h day of October,2024 and expiring on the 13thday of October,2027(both days inclusive).

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

Part 8 - Rent

HONG KONG DOLLARS ONE HUNDRED FIFTY NINE THOUSAND THREE HUNDRED AND NINE ONLY (HK$159,309.00) per calendar month payable in advance without any deduction or set off (whether legal or equitable) on the first day of each and every calendar month. Part 9-[Intentionally Deleted.]

Part 10 - Management charges and Air-conditioning charges

HONG KONG DOLLARS TWENTYFIVE THOUSAND FIVEHUNDRED AND FORTY ONE ONLY(HK$25,541.00) per calendar month subject to review from time to time by the Landlord and/or the Manager, payable in advance without any deduction or set off (whether legal or equitable) on the first day of each and every calendar month.

Part 11 - Administrative costs

HONG KONG DOLLARS NIL ONLY (HK$NIL).

Part 12 - The basis for calculating the Security Deposit

Five (5) months’ rent plus five (5) months’ management charges and air-conditioning charges plus five (5) months’ provisional rates.

Part 13 - The sum of the Security Deposit as at the commencement date

The sum of HONG KONG DOLLARS ONE MILLION ONE THOUSAND EIGHT HUNDRED AND FIFTY ONLY(HK$1,001,850.00).

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

THE SECOND SCHEDULE ABOVE REFERRED TO

SPECIAL CONDITION(S)

Notwithstanding any provisions to the contrary, it is hereby specifically agreed declared and admitted by both the Landlord and the Tenant as follows:

One: Rent-Free Period

The Landlord agrees with the Tenant that the Landlord shall allow the Tenant to take possession of the Premises free of rent during the period from 14th October, 2024 to 30th November, 2024 (“the first rent free period”) for decoration purpose provided that the Tenant shall bear all the charges in respect of rates, management charges, electricity, gas and water and other Tenant’s expenses and outgoings payable in respect of the Premises during the first rent free period.

Provided that the Tenant shall have at all times duly paid the rental and other charges and outgoings in accordance with Clause A, Clause D(1), Clause D(2),and other terms of this Agreement, and shall not have breached or be in breach of any of the terms agreements stipulations obligations or conditions of this Agreement, the Landlord further agrees with the Tenant that the Landlord shall allow the Tenant to continue to take possession of and use the Premises pursuant to the terms and conditions of this Agreement free of rent for the period from 1st December,2025 to 31st December,2025 (“the second rent free period”), but the Tenant shall bear all the charges in respect of rates, management charges, electricity, gas and water and other Tenant’s expenses and outgoings payable in respect of the Premises during the second rent free period.

Provided that the Tenant shall have at all times duly paid the rental and other charges and outgoings in accordance with Clause A, Clause D(1),Clause D(2), and other terms of this Agreement, and shall not have breached or be in breach of any of the terms agreements stipulations obligations or conditions of this Agreement, the Landlord further agrees with the Tenant that the Landlord shall allow the Tenant to continue to take possession of and use the Premises pursuant to the terms and conditions of this Agreement free of rent for the period from 1st October, 2027 to 13th October, 2027 (“the third rent free period”), but the Tenant shall bear all the charges in respect of rates, management charges, electricity, gas and water and other Tenant’s expenses and outgoings payable in respect of the Premises during the third rent free period.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

Two: Option to Renew at Fixed Rate

Provided that the Tenant shall have at all times duly paid the rent and other charges and outgoings in accordance with Clause A, Clause C(1),Clause C(2),Clause C(3),Clause C(4) and other terms of this Agreement, and shall not have breached or be in breach of any of the terms agreements stipulations obligations or conditions of this Agreement, the Tenant may have the option to take up the grant of a new tenancy to renew the Term for a further period of three years commencing immediately upon the expiration of this Agreement (“the renewed term”) by(A) giving a written irrevocable notice to the Landlord of the Tenant’s desire to renew the Term not later than six (6) months before the expiration of the Term AND (B)entering into a new tenancy agreement for the renewed term (“the new TA”) before the expiration of this Agreement, and the new TA shall incorporate the same terms as this Agreement save and except:

1)	any provision for renewal (including but not limited to this Special Condition) shall be omitted,

2)	any rent free periods granted under this Agreement,

3)	the rent payable during the renewed term shall be HONG KONG DOLLARS ONE HUNDRED SEVENTY NINE THOUSAND EIGHT HUNDRED AND SIXTY FIVE ONLY(HK$179,865.00) per calendar month, and

4)	the Security Deposit payable under Clause D(1) of this Agreement shall be revised to the same multiple as is maintained under this Agreement of the monthly rent, the monthly management charges and the quarter year’s provisional government rent and rates payable by the Tenant during the renewed term;

PROVIDED that if no renewal notice is served on the Landlord at such time and in manner aforesaid or if the Tenant fails to enter into the new TA before the expiration of this Agreement, then this Agreement shall forthwith be terminated at the expiration of the Term and the Tenant shall deliver vacant possession of the Premises to the Landlord in accordance with the provisions herein contained.

Three: Acceptance of Previous Tenant’s Furniture &Fixtures

The Tenant agrees to take up the furniture, fixtures and fittings left behind by the previous tenant of the Premises (hereinafter called “the Ex-Tenant’s Fixtures”)in their present state and condition. Upon the expiration of the Term or sooner determination of this Agreement, the Tenant shall, at its own costs and expenses, remove the Ex-Tenant’s Fixtures, reinstate the Premises and make good the affected areas in strict compliance with the material specification, quality specification and repair work specification given by the Landlord and in accordance with the Third Schedule hereto.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

THE THIRD SCHEDULEABOVE REFERRED TO

Yield Up Conditions

A. Pre-inspection

It is the Tenant’s sole responsibility to ensure the Premises and the Landlord’s furniture chattels fittings and fixtures will be in a condition in compliance with terms and condition as stipulated in this Agreement upon the handover of the Premises to the Landlord. Within two months before the expiration of the Term, either party may request a preliminary inspection of the Premises conducted with both parties present to determine what needs to be done before the handover.

B. Reinstatement and make good damages

The Tenant agrees that before delivering up the Premises to the Landlord at the expiration or sooner determination of this Agreement, the Tenant shall, at the Tenant’s sole cost and expenses, fulfil the following conditions:

1)	If there is any damage (including but not limited to stains, holes, scratches or marks)on any painted area (including but not limited to walls, false ceilings and ceilings),the Tenant is required to repair, re-plaster, and repaint the damaged area to the same condition as and when the Premises were originally handed over to the Tenant; however if such repair, re-plaster ,and repaint resulted in any visible difference between the repaired area and the rest of the painted area, including but not limited to colour shading, paint texture difference or unevenness of the surface, the Tenant must repair, re-plaster, and repaint the entire painted area to achieve a universal look of the painted area and the Premises.

2)	If there is any damage (including but not limited to any hole, mark ,crack, hollow, or scratch)on the floor, the flooring material of that damaged area must be duly replaced by the Tenant; however if the replacement resulted in any visible difference between the repaired area and the rest of the floor, including but not limited to colour shading, texture difference or unevenness of the surface, the Tenant is required to replace the whole floor to render a universal look.

3)	If there are any stained scratched damaged or broken tiles, the Tenant must replace the damaged tiles; however if the replacement resulted in any visible difference between the repaired area and the rest of the tiled area, including but not limited to colour shading, texture difference, tile size difference or unevenness of the surface, the Tenant is required to replace the entire tiled area to achieve a universal look of the tiled area.

4)	If the Tenant makes any hole on the window frame, the Tenant is required to replace the whole window unit in strict compliance with the material specification, quality specification and work specification given by the Landlord.

5)	If there is any damage (including but not limited any hole, scratch or stain) to any part of the entrance to the Premises (including but not limited to the door, door frame, the door knob, the lock or the threshold), the Tenant is required to replace, repair and/or repaint the damaged parts to achieve a universal look of the corridor which the Premises exits unto.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

6)	If the Tenant has made any alterations to the entrance of the Premises (including but not limited to the door, door frame, the door knob, the lock or the threshold)with or without the Landlord’s written consent the Landlord may, in its sole discretion, require the Tenant at the Tenant’s sole costs and expenses to reinstate or restore the altered parts so that the entrance of the Premises shall in all respects range in a uniform manner with and in a style appropriate to the other parts of the floor of which the Premises is located; the Tenant shall also provide the Landlord with all certificates required to prove that such reinstatement is done in compliance with the ordinance, regulation, rule or requirement of any governmental or other lawful authority including but not limited to the Buildings Department, and the Fire Services Department.

7)	Where the Tenant has made any alterations or installed any partition fixtures fittings or additions to the Premises with or without the Landlord’s written consent the Landlord may, in its sole discretion, require the Tenant at the Tenant’s sole costs and expenses to reinstate or restore the Premises to the same condition as and when the Premises were originally handed over to the Tenant including but not limited to the removal of all or any such alterations partitions fixtures fittings or additions or any part or portion thereof and the making good and repair in a proper and workmanlike manner of any damage to the Premises and the Landlord’s fixtures and fittings as a result thereof.

8)	Upon the Landlord’s request, the Tenant shall remove all Unauthorised Structures and Non-leased-area Areas and Structures (as defined in Clause G(13)(a) and Clause G(13)(b) hereof respectively) constructed and/or installed and/or used by the Tenant and shall make good any damage caused by such removal.

9)	The Tenant shall reinstate/repair any alteration, demolition or damage made by the Tenant to the structure or other components necessary for the safety and legal compliance of the Premises and the Building

10)	If the Tenant shall upon commencement of this Agreement have agreed to accept any partitions, fittings, fixtures, alterations or additions which have been installed or made by the Landlord or any previous occupier or owner of the Premises, the Landlord shall have the right to require the Tenant to remove any or all of such partitions, fittings, fixtures, alterations or additions so made and require the Tenant to make good any damage to the Premises caused by the installation or making of such fittings, fixtures, alterations or additions or its removal at the Tenant’s own costs and expenses as if such fittings, fixtures, alterations or additions were made by the Tenant during the term of this Agreement.

11)	The Tenant is required to execute all necessary works to ensure the Premises is in compliance with the DMC and the ordinance, regulation, rule or requirement of any governmental or other lawful authority including but not limited to the Landlord, the Incorporated Owners, the Buildings Department and the Fire Services Department.

12) In case the above repair reinstatement or replacement damages/affects the surrounding area, the Tenant shall make good the affected area in strict compliance with the material specification, quality specification and repair work specification given by the Landlord.

13) The Tenant shall execute all works of repair reinstatement or replacement in strict compliance with the material specification, quality specification and work specification given by the Landlord and in a good and proper workmanlike fashion.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

C. Inventory count and damage check

1)	Immediately before delivering up the Premises by the Tenant to the Landlord upon the expiration or sooner determination of the Term, the Landlord and the Tenant shall at their respective costs and expenses, conduct a joint inventory count and damage check, at time and place specified by the Landlord with prior appointment, to confirm the inventory of the items of fixtures, fittings or additions in or to the Premises to be delivered by the Tenant to the Landlord(“the Items”)and the areas and the extents of damage thereto or to the Premises or any part thereof(“the Areas of Damage”).

2)	The Landlord and the Tenant shall, immediately upon the completion of the said inventory count and damage check, sign a “Repossession Record “verifying their mutual agreement to the inventory of the Items and the Areas of Damage, and in default of such agreement by the parties as aforesaid or in the absence of such inventory count and damage check(for whatever reason),a Repossession Record produced by the Landlord shall be final and conclusive for the purposes of identifying the Items and the Areas of Damage as well as determining who shall be responsible for the Areas of Damage, and the Tenant shall not raise any objection thereto and shall accept such Repossession Record produced by the Landlord as true correct and complete.

D. Tenant fails to reinstate premises

The Landlord shall be entitled to cause its own contractor(s)to execute works or repairs which are the responsibility of the Tenant under this Agreement whereupon the Tenant shall reimburse the Landlord in full for all costs and expense thereby incurred by the Landlord if:

1)	the Tenant shall fail to execute any works or repairs which are the responsibility of the Tenant under this Agreement before delivering up the Premises to the Landlord; or

2)	there is any item of the Areas of Damage in the Repossession Record which is the Tenant’s responsibility.

If the Tenant fails to reimburse the Landlord as aforesaid, the costs and expenses shall become a debt due from the Tenant to the Landlord and shall carry interest at the rate of2.5% per month and be forthwith recoverable by action.

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED BY	)

)

for and on behalf of the Landlord in the	)

presence of :-)

)

SIGNED BY	)

Name: HAU YUEN YUK	)

Title: DIRECOR	)

the person duly authorised by the written	)

resolution of the sole directors of the First	)

Tenant to sign for and on behalf of the First	)

Tenant in the presence of :-)

)

SIGNED BY	)

Name: HAU YUEN YUK	)

Title: DIRECOR	)

the person duly authorised by the written	)

resolution of the sole directors of the First	)

Tenant to sign for and on behalf of the First	)

Tenant in the presence of :-)

)

R E C E I V E D of and from the Tenant the sum of HONG KONG DOLLARS ONE MILLION ONE THOUSAND EIGHT HUNDRED AND FIFTY ONLY (HK$1,001,850.00) being the Security Deposit above mentioned.

The Landlord

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

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Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

Tenancy agreement between WELFORD PROPERTIES LIMITED
and ACCOLADE IP LIMITED (卓遠知識産權有限公司)

and ACCOLADE CORPORATE SERVICES LIMITED (卓遠企業服務有限公司)

from 14th October, 2024 to 13th October, 2027

DATED -4 DEC 2024

WELFORD PROPERTIES LIMITED,

agent for the owner

(Landlord)

and

ACCOLADE IP LIMITED

(卓遠知識産權有限公司)

and

ACCOLADE CORPORATE SERVICES LIMITED

(卓遠企業服務有限公司)

(Tenant)

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TENANCY AGREEMENT

Of

ALL THAT Unit 2406 on the TWENTY-FOURTH FLOOR of LOW BLOCK of GRAND MILLENNIUM PLAZA, No.181 QUEEN’S ROAD CENTRAL, HONG KONG (THE REMAINING PORTION OF INLAND LOT NO.8911).

TERM:	Three Years with an option to renew for further three years at HK$179,865.00 increment fixed

COMMENCEMENT DATE:	14th October,2024

EXPIRATION DATE:	13th October,2027

RENT FREE PERIOD:	i) From 14th October, 2024
to 30th November,2024

ii) From 1st December, 2025
to 31st December, 2025

iii) From 15th October, 2027
to 13th October, 2027

MONTHLY RENTAL:	HK$159,309.00 per
calendar month

DEPOSIT	HK$1,001,850.00

Tenant Since:	14th October, 2024

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